UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 14, 2010

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2010, Richard A. Dorfman, President and Chief Executive Officer of the Federal Home Loan Bank of Atlanta (the "Bank"), announced his resignation from the Bank effective April 16, 2010.

In connection with Mr. Dorfman's resignation, the Bank and Mr. Dorfman entered into an Agreement and Release of Claims (the "Agreement"), effective April 14, 2010. The Agreement provides for the payment by the Bank of: (a) an aggregate severance payment of $900,000 to Mr. Dorfman; (b) an aggregate payment of $100,000 to Mr. Dorfman for consulting services that Mr. Dorfman has agreed to provide to the Bank through May 31, 2010; (c) up to $25,000 for reimbursement of actual legal expenses incurred by Mr. Dorfman related to the Agreement; (d) the cost of continuing Mr. Dorfman's current medical insurance coverage for the period beginning May 1, 2010 and ending May 31, 2010; and (e) up to $300,000 for reimbursement of any properly documented loss on the sale of Mr. Dorfman's Atlanta condominium unit occurring within 12 months after execution of the Agreement.

In addition, the Agreement contains a general release of claims by Mr. Dorfman in favor of the Bank. No payment is due to Mr. Dorfman under the Agreement until ten business days after approval of such payments by the Federal Housing Finance Agency ("FHFA"), or non-objection thereto, within the time period set for objection by the FHFA, and payments are subject to adjustment in accordance with the FHFA's determination.

The Bank's board of directors has named Jill Spencer as Interim President and Chief Executive Officer of the Bank, effective April 16, 2010. Ms. Spencer will retain her current responsibilities as General Counsel, Chief Strategy Officer and Corporate Secretary during the interim period. The Bank currently has no employment agreement with Ms. Spencer. Neither Ms. Spencer nor any member of her immediate family has or has had any material interest in any transaction or proposed transaction with the Bank. Ms. Spencer's background, including business experience, compensation and benefits are described in Item 10 - Directors, Executive Officers and Corporate Governance and Item 11 - Executive Compensation of the Bank's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on March 25, 2010.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Form 8-K is a copy of a press release, issued on April 16, 2010, regarding the announcement of Mr. Dorfman's resignation and the appointment of Ms. Spencer as Interim President and Chief Executive Officer of the Bank.

The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release, dated April 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: April 16, 2010	By: /s/ Steven Goldstein
Steven Goldstein,
Executive Vice President,
Chief Financial Officer